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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 12, 1999

                          SECOND BANCORP, INCORPORATED
                          ----------------------------
             (Exact name of registrant as specified in its charter)

Ohio                                0-15624                    34-1547453
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(State of incorporation)           (Commission               (IRS Employer
                                   File Number)              Identification No.)

108 Main Avenue S.W., Warren, Ohio                            44482-1311
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: 330-841-0123


ITEM 5. OTHER EVENTS

On November 4, 1999, the Company issued the following press release:

                      SECOND BANCORP, SECOND NATIONAL BANK
                               NAME NEW PRESIDENT

WARREN, OHIO, NOVEMBER 4, 1999 - -SECOND BANCORP INCORPORATED, (Nasdaq "SECD") reported that subsidiary The Second National Bank of Warren, on its behalf and on behalf of Second Bancorp, made the following announcement today.

On December 6, 1999, Rick L. Blossom will become president and chief executive officer of Second National Bank and president and chief operating officer of Second Bancorp Incorporated, the one-bank holding company and Second National's parent.

Alan G. Brant, who has served as president and chief executive officer of Second National since 1985, will become chairman and chief executive officer of Second Bancorp Incorporated. Both Brant and Blossom will serve as directors of both companies.


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Blossom, 52, now serves as president, chief executive officer, and a member of the board of directors of the Hamilton, Ohio-based First National Bank of Southwestern Ohio, a $1 billion bank which operates 31 retail banking centers in four southwestern Ohio counties. He joined First Southwestern in 1983 and progressed to senior vice president in 1990, executive vice president in 1996, president and member of the board of directors in 1997, and chief executive officer in 1998. He is also senior vice president and chief lending officer of First Southwestern's parent company, the $3.9 billion First Financial Bancorp.

Blossom said, "My goal is to continue Second National's forward momentum and to make a strong contribution to its ongoing success. I look forward to becoming part of an organization that has such a successful track record in growth and innovation.

"I firmly believe there is a place for independent community banking in the future," continued Blossom. "And with a consistent focus on client service and profitability, there is absolutely no reason that Second National should not be among the strongest players in northeastern Ohio going forward."

A graduate of Miami University and a veteran of the United States Air Force, Blossom currently serves the Ohio Bankers Association as a member of the board of directors of Ohio BankPac and a member of the OBA's Government Relations Council.

In the Hamilton community, he currently serves on the board of directors of the Hamilton Economic Development Corporation and the finance committee of the Fitton Center of Creative Arts. He is also chairman of the Butler County United Way's 1999 fundraising campaign.

Brant, as chairman and chief executive officer of Second Bancorp, will direct the activities of the holding company and support Blossom in his new role at the helm of Second National. Over the last 15 years, Brant has guided Second National through the most successful period in the bank's 120-year history. Under his leadership, Second National has evolved from a small Warren-based bank to a financial services company with assets of $1.55 billion.

The bank has successfully expanded throughout northeastern Ohio, including two recent acquisitions which made Second National the largest Trumbull county-based bank serving the Mahoning Valley. From just eight offices in the Warren area in 1984, Second National has grown to 36 offices in nine Ohio counties.

"To bring a man of Rick's talent and experience into the organization bodes well for the continued success and growth of Second National Bank," said Brant. "I look forward to working with him."


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Second Bancorp is a $1.55 billion bank holding company providing a full range of commercial and consumer banking, trust, insurance and investment products and services to communities in a nine county area of Northeastern and East-Central Ohio through Second National's 36 office network.

Additional information about Second Bancorp can be found on the World Wide Web at www.prnewswire.com. Information about products and services offered by Second National Bank can also be accessed at www.secondnationalbank.com.

CONTACT: Christopher Stanitz, Executive Vice President and Secretary, 330-841-0234 or fax, 330-841-0489.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  Second Bancorp, Incorporated


Date: November 12, 1999                           /s/ David L. Kellerman
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                                                  David L. Kellerman, Treasurer

















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